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                                                                EXHIBIT 10.10(b)

                                FIRST AMENDMENT
                                       OF
                      HOUSEHOLD INTERNATIONAL NON-QUALIFIED
              DEFERRED COMPENSATION PLAN FOR STOCK OPTION EXERCISES

     WHEREAS, Household International, Inc. (the "Company") maintains the Household International Non-Qualified Deferred Compensation Plan for Stock Option Exercises (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, pursuant to the power reserved to the Compensation Committee of the Company under Section 16 of the Plan and resolutions adopted by the Board of Directors of the Company on November 12, 2002, the Plan is hereby amended, effective as of March 28, 2003, in the following particulars:

     1. By adding the following new sentence at the end of Section 5 of the
Plan:

          "No deferral elections are permitted after March 28, 2003."

     2. By substituting the following for Section 7 of the Plan:

               "Section 7. Investment. Each deferred compensation account was credited with shares of Household stock on the date on which the Household stock option was exercised. The shares of Household stock have been changed to a right to receive HSBC Holdings plc ordinary shares and therefore Company Stock refers to either the Household stock or the HSBC ordinary shares as appropriate. No dividends have been or will be paid on such Company Stock. There is no guarantee a participant's deferred compensation account will increase in value; the account may decrease in value based on the performance of the Company Stock."

     3. By substituting the following three sentences for the third and fourth sentences of Section 8 of the Plan:

          "All deferred amounts to be paid to a participant in stock pursuant to the Plan are to be paid in shares of Company Stock with the value of such shares being the fair market value of an equal number of shares of Company Stock on the date of payment. For purposes of the Plan, the "fair market value" shall be the closing price on the London Stock Exchange of a share of Company Stock for the trading date preceding the respective determination

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          date. A participant may choose to receive an equivalent number of HSBC
          American depositary shares instead of Company Stock and any fraction of a share of Company Stock will be paid in cash."

                                               HOUSEHOLD INTERNATIONAL, INC.


                                               By
                                                  ------------------------------
                                                  George A. Lorch
                                                  Chair, Compensation Committee
                                                  Dated: May 5, 2003


ATTEST:


------------------------
Kenneth H. Robin
Secretary

(CORPORATE SEAL)